                                                                    EXHIBIT 25.1
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                        ______________________________


                                   FORM T-1

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
            UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

                        ______________________________


                              FIRSTAR BANK, N.A.
              (Exact name of Trustee as specified in its charter)


A National Banking Association                           41-0122055
(State of incorporation if not               (IRS Employer Identification No.)
a national bank)


101 East Fifth Street
Corporate Trust Department
St. Paul, Minnesota                                         55101
(Address of principal executive offices)                  (Zip Code)


                              FIRSTAR BANK, N.A.
                             101 East Fifth Street
                           St. Paul, Minnesota 55101
                                (651) 229-2600
        (Exact name, address and telephone number, including area code)

                        ______________________________

                            COR THERAPEUTICS, INC.


       Delaware                                           94-3060271
(State of incorporation                       (IRS Employer Identification No.)
or other jurisdiction)

256 East Grand Avenue
South San Francisco, California                             94080
(Address of principal executive offices)                  (Zip Code)


                        ______________________________

              5% Convertible Subordinated Notes due March 1, 2007
                        (Title of Indenture Securities)

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Item 1.   General Information. Furnish the following information as to the
          -------------------
          trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency
               Treasury Department
               Washington, DC

               Federal Deposit Insurance Corporation
               Washington, DC

               The Board of Governors of the Federal Reserve System
               Washington, DC

     (b)  The Trustee is authorized to exercise corporate trust powers.

                                    GENERAL

Item 2.   Affiliations with Obligor and Underwriters.  If the obligor or
          ------------------------------------------
          any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

          None
          See Note following Item 16.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the
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obligor is not in default under any Indenture for which the Trustee acts as
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Trustee.
-------

Item 16.  List of Exhibits. Listed below are all the exhibits filed as a part
          ----------------
          of this statement of eligibility and qualification. Exhibits 1-4 are incorporated by reference from filing 333-48849.

          Exhibit 1. Copy of Articles of Association of the trustee now in effect.

          Exhibit 2. a.  A copy of the certificate of the Comptroller of
                         Currency dated June 1, 1965, authorizing Firstar Bank of Minnesota, N.A. to act as fiduciary.

                     b. A copy of the certificate of authority of the trustee to commence business issued June 9, 1903, by the Comptroller of the Currency to Firstar Bank of Minnesota, N.A.

          Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued by the Federal Reserve Board.

          Exhibit 4      Copy of the By-Laws of the trustee as now in effect.

          Exhibit 5.     Copy of each Indenture referred to in Item 4.

          Exhibit 6.     The consent of the trustee required by Section 321(b)
                         of the Act.
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          Exhibit 7.     A copy of the latest report of condition of the trustee
                         published pursuant to law or the requirements of its supervising or examining authority.


                                     NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.
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                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 18th day of May, 2000.


                                           FIRSTAR BANK, N.A.,

               (SEAL)

                                           /s/ Frank P. Leslie III
                                           ------------------------------------
                                           Frank P. Leslie III, Vice President
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                                   EXHIBIT 6

                                    CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank of Minnesota, N.A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 18, 2000

                                           FIRSTAR BANK, N.A.,


                                           /s/ Frank P. Leslie III
                                           ------------------------------------
                                           Frank P. Leslie III, Vice President
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                                   EXHIBIT 7

                       CONSOLIDATED REPORT OF CONDITION
                              FIRSTAR BANK, N.A.
                             for December 31, 1999


      All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                                 BALANCE SHEET

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                                                                                       DOLLAR AMOUNTS IN
ASSETS                                                                                 THOUSANDS
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
1.       Cash and balances due from depository institutions
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   a.    Noninterest-bearing balances and currency and coin                            $2,212,528
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   b.    Interest-bearing balances                                                         53,411
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2.       Securities:
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   a.    Held-to-maturity securities                                                      194,454
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   b.    Available-for-sale securities                                                  5,901,086
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3.       Federal funds sold and securities purchased under agreements to resell           793,301
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4.       Loans and lease financing receivables:
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   a.    Loans and leases, net of unearned income                                      28,054,743
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   b.    LESS:  Allowance for loan and less losses                                        370,697
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   c.    LESS:  Allocated transfer risk reserve                                                 0
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   d.    Loans and leases, net of unearned income, allowance and reserve               27,684,046
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5.       Trading Assets                                                                    32,233
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6.       Premises and Fixed Assets (including capitalized leases)                         607,838
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7.       Other Real Estate Owned                                                            8,094
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8.       Investments in unconsolidated subsidiaries and associated companies              110,506
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9.       Customers' liability to this bank on acceptances outstanding                      11,594
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10.      Intangible Assets                                                                959,264
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11.      Other Assets                                                                   1,595,733
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12.      Total Assets                                                                  40,164,088
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